Exhibit 5
                                    ---------

                    MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U.S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155



                               September 23, 1999

 Louisiana-Pacific Corporation
 111 S.W. Fifth Avenue
 Portland, Oregon  97204

      Subject: Registration Statement on Form S-8 Relating to
               1992 Non-Employee Director Stock Option Plan

 Gentlemen:

      Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 600,000 shares of the Company's Common Stock, $1 par value ("Shares"), to be issued pursuant to options for such shares granted under the Company's 1992 Non-Employee Director Stock Option Plan ("Plan").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

      Based on the foregoing, it is our opinion that:

      1. The Plan has been duly adopted and approved by all necessary corporate action, and when the options under the Plan have been granted in accordance with the Plan, such options will have been legally issued.

      2. The 600,000 Shares issuable upon exercise of options granted under the Plan have been duly authorized and reserved for issuance.

      3. When the Shares are issued and sold by the Company upon exercise of options duly granted under the Plan while the Registration Statement is effective, and when payment of the option exercise price for the Shares to the extent and in the manner required by the Plan and not less than the par value thereof is received by the Company, the Shares will be legally issued, fully paid and nonassessable.

      We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
                                Very truly yours,



                                MILLER, NASH, WIENER, HAGER & CARLSEN LLP